UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 September 18, 2017 Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
000-16844	PECO ENERGY COMPANY (a Pennsylvania corporation	23-0970240
(a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement

On September 18, 2017, PECO Energy Company (PECO) issued $325 million aggregate principal amount of its First and Refunding Mortgage Bonds, 3.700% Series due September 15, 2047 (the "Bonds"). See Item 2.03 below for a description of the Bonds and related agreements.

Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 18, 2017, PECO issued $325 million aggregate principal amount of its First and Refunding Mortgage Bonds, 3.700% Series due September 15, 2047. The Bonds were issued pursuant to PECO’s First and Refunding Mortgage, dated as of May 1, 1923, as amended and supplemented and as further amended and supplemented by the One Hundred and Fourteenth Supplemental Indenture, dated as of September 1, 2017 (114th Supplemental Indenture). The proceeds of the Bonds will be used by PECO for general corporate purposes. The Bonds were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-213383-04).

Interest on the Bonds is payable semi-annually on March 15 and September 15, commencing on March 15, 2018. The Bonds are redeemable in whole or in part at PECO’s option (i) at any time prior to March 15, 2047, at a redemption price equal to the greater of (a) 100% of the principal amount of the Bonds to be redeemed, plus accrued interest to the redemption date, or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds to be redeemed (excluding interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus 15 basis points, plus accrued and unpaid interest to the redemption date, or (ii) at any time on or after March 15, 2047, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued interest to the redemption date. The form of the Bonds is attached to this Current Report as Exhibit 4.1 and is incorporated herein by reference.

In connection with the issuance of the bonds, Ballard Spahr LLP provided PECO with the legal opinions attached to this Current Report as Exhibit 5.1 and Exhibit 8.1.

A copy of the Underwriting Agreement dated September 11, 2017, among PECO, BNP Paribas Securities Corp. and MUFG Securities Americas Inc., as representatives of the several underwriters named therein is filed as Exhibit 1.1 to this Current Report.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

The following exhibits are filed herewith and are exhibits to the Registration Statement on Form S-3, Registration No. 333-213383-04, as noted below:

Exhibit No.	Description
1.1	Underwriting Agreement dated September 11, 2017, among PECO, BNP Paribas Securities Corp. and MUFG Securities Americas Inc., as representatives of the several underwriters named therein.
4.1	One Hundred and Fourteenth Supplemental Indenture dated as of September 1, 2017, from PECO to U.S. Bank National Association, as trustee.
5.1	Opinion of Ballard Spahr LLP.
8.1	Opinion of Ballard Spahr LLP.
12.1	Statement regarding computation of the ratio of earnings to fixed charges for the six months ended June 30, 2017.

* * * * *

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by PECO include those discussed herein as well as the items discussed in (1) PECO’s 2016 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24; (2) PECO’s First and Second Quarter 2017 Quarterly Reports on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17; and (3) other factors discussed in filings with the Securities and Exchange Commission by PECO. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. PECO undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO ENERGY COMPANY

/s/ Phillip S. Barnett
Phillip S. Barnett
Senior Vice President, Chief Financial Officer and Treasurer
PECO Energy Company

September 18, 2017

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated September 11, 2017, among BNP Paribas Securities Corp. and MUFG Securities Americas Inc., as representatives of the several underwriters named therein.
4.1	One Hundred and Fourteenth Supplemental Indenture dated as of September 1, 2017, from PECO to U.S. Bank National Association, as trustee.
5.1	Opinion of Ballard Spahr LLP.
8.1	Opinion of Ballard Spahr LLP.
12.1	Statement regarding computation of the ratio of earnings to fixed charges for the six months ended June 30, 2017.